Exhibit 3.83

SECRETARY OF STATE STATE CAPITOL 500 E. CAPITOLAVE. PIERRE, S.D. 57501 (605)773-4845 FAX (605)773-4550	CARTICLES OF ORGANIZATION OF A DOMESTIC LIMITED LIABILITY COMPANY	RECEVIED JUN 28 05 S.D. SEC. OF STATE

1. The name of Limited Liability Company is:  Direct Financial Solutions of South Dakota LLC

2. The duration of the company if other than perpetual is:

3. The address of the initial designated office is:  819 W. 3rd, Pierre, SD 57501

4. The name and street address of the initial agent for service of process is:  Marilyn Person, 819 W. 3rd, Pierre, SD 57501

5. The name and address of each organizer:

Trevin G. Workman, Esq.

Smurthwaite & Workman, LLC
503 West 2600 South, Suite 200
Bountiful, UT 84010

6. If the company is to be a manager-managed company rather than a member-managed company, the name and address of each initial manager is:

Todd Jensen, 89 East 1400 North, Logan, UT .84341
Mari-Catherine Vinton, 89 East 1400 North, Logan, UT 84341

7. Whether one or more of the members of the company are to be liable for its debts and obligations under SDCL 47-34A-303 (c). No member of the company is to liable for the company’s debts and obligations.

8. Any other provisions, not inconsistent with law, which the members elect to set out in the articles of organization.

The Articles of Organization must be signed by the organizers and must state adjacent to the signature the name and capacity of the signer.

Date:	6-24-05	, Organizer
(Signature and Title)

(Signature and Title)

(Signature and Title)

FILING INSTRUCTIONS:

•                  One or more persons may organize a Limited Liability Company

•                  The articles must be accompanied by the first Annual Report

•                  One original and one exact or conformed copy must be submitted

SECRETARY OF STATE	AMENDED ARTICLES OF ORGANIZATION	RECEVIED
STATE CAPITOL		MAY 24 2007
500 E. CAPITOL AVE.		S.D. SEC. OF STATE
PIERRE, S.D. 57501 (605)773-4845
FAX (605)773-4550

FILING FEE: $50

The Limited Liability Company named below, adopts the following Amended Articles of Organization pursuant to SDCL 47-34A-204.

1.              The name of the limited liability company is: Direct Financial Solutions of South Dakota LLC

2.              The date of filing the articles of organization is 6/28/05

3.              The amendment to the articles is:

The name of the Limited Liability Company is changed from Direct Financial Solutions of South Dakota LLC to Cash Central of South Dakota, LLC.

The application must be signed by a member if the company is a member-managed company or by a manager if its a manager- managed company.

Date:	5/15/07	Manager
Name of title

domesticllcamendmentarticles July 2005